Exhibit 10.32

THIS CONSULTANCY SERVICES AGREEMENT is made on 01/09/2025

BETWEEN:

1.	BLUE GOLD LIMITED, a company registered in the Cayman Islands under number 411683, whose registered office is 94 Solaris Avenue Camana Bay, PO Box 1348 Grand Cayman, KY1-1108 Cayman Islands (the “Company”); and

1.	Sameer Salgar (the “Consultant”).

WHEREAS the Company wishes to engage the Consultant to provide consultancy services and the Consultant agrees to accept such engagement upon and subject to the terms and conditions set out in this Agreement.

IT IS AGREED as follows:

2.	Definitions and Interpretation

1.	In this Agreement the following terms shall have the following meanings unless the context otherwise requires:

“Affiliate”	means, in relation to an entity, any company or other entity which, directly or indirectly, controls, is controlled by or is under common control with the that entity;

“Commencement Date”	1st September 2025 (notwithstanding the date hereof);

“Confidential Information”	means non-public information, in oral, written or electronic form, relating to the Company or Consultant or any of its Affiliates or any of its or their projects, interests or affairs;

“Schedule”	means the Schedule attached;

“Services”	means the services provided for in the Schedule, together with any other services as may be agreed between the parties from time to time, as supplemented or varied by agreement;

“Third Party”	any person or entity other than either of the parties to this Agreement.

2.	Any reference to a statutory provision shall be deemed to include a reference to any statutory modification or re-enactment of the same from time to time.

3.	Any reference to a Clause is, unless otherwise specified, a reference to a clause of this Agreement.

4.	Clause headings are used for ease of reference only and shall not affect the construction thereof.

3.	Appointment

The Company hereby appoints the Consultant with effect from the Commencement Date to provide the Services and the Consultant hereby accepts such appointment.

4.	Obligations of the Consultant

1.	The Consultant shall, through appropriately qualified and experienced personnel, provide the Services to the Company, as and when agreed with the Company.

2.	The Consultant shall take all reasonable steps to ensure that the Services are completed in accordance with any timetables or other targets agreed with the Consultant from time to time.

3.	It is acknowledged by the Company that the Consultant is an independent consultant and, as such, may, subject to Clause 5, provide services to third parties in the ordinary course of his business.

4.	The Consultant shall at his own cost provide his own office premises and equipment as required for the performance of the Services.

5.	The Consultant shall ensure that the Services are performed diligently and professionally in all respects.

5.	Consideration

1.	In consideration of the provision of the Services, the Company shall pay to the Consultant fees as determined by reference to the Schedule.

2.	All payments shall be made by the Company by bank transfer to such account in the name of the Consultant as the Consultant may designate in writing.

3.	Payment by the Company shall be without prejudice to any claims or rights that the Company may have against the Consultant.

4.	In addition to the fees provided for in Clause 4.1 the Company shall reimburse the Consultant in respect of reasonable expenses properly incurred by the Consultant in the performance of the Services, subject to reasonable proof of expenditure.

5.	Consideration shall also include such additional consideration as may be agreed between the parties from time to time

6.	Restriction on involvement in competing projects

1.	The Consultant shall not, nor any person through whom the Services are performed at any time during the term of this Agreement shall, directly or indirectly, whether as consultant, principal, partner, director, employee or otherwise, work on or actively participate in any project or opportunity that is competitive with any project or opportunity of the Company or any of its Affiliates in relation to which the Consultant has provided Services. Provided that such restriction shall remain valid and enforceable for a period of 12 months following the expiry or termination (other than for material breach on the part of the Company) of this Agreement.

7.	Term and termination

1.	This Agreement shall become effective on the Commencement Date and shall continue for an initial period of three (6) months (the “Initial Term”), unless terminated earlier by either party giving not less than one month’s written notice to the other, or the first to occur of the following:

a.	notice in writing being given by either party in the event the other commits a material breach of this Agreement which is not capable of remedy (or, in the case of a material breach capable of remedy, is not remedied within fourteen (14) days of receipt of notice thereof);

b.	notice in writing being given by either party in the event the other, if an individual, is adjudged bankrupt, or, if a company, is unable to pay its debts or enters into compulsory or voluntary liquidation (other than for the purpose of effecting a reconstruction or amalgamation, provided that the company resulting from such reconstruction or amalgamation, if a different legal entity, shall agree to be bound by and assume the obligations of the party in question under this Agreement) or compounds with or convenes a meeting of its creditors or has a receiver or manager or an administrator appointed, or ceases for any reason to carry on business or takes or suffers any similar action which in the reasonable opinion of the party giving notice means that the other may be unable to pay its debts.

2.	Extension- The parties may agree in writing to extend the term of this Agreement for an additional period of up to three (6) months (the “Extended Term”), on the same terms and conditions or as otherwise agreed in writing by the parties.

3.	Termination shall not affect the accrued rights of the parties under or in connection with this Agreement as at the date of termination, including (without limitation) the entitlement to contingency fees, which shall be deemed to accrue on a daily basis, interest thereon, all as detailed in the Schedule. Upon termination of this Agreement for any reason:

(a)	the Consultant shall cease to provide the Services;

(b)	any fees or expenses properly incurred up to the date of termination shall become payable in accordance with the payment terms of this Agreement; and

(c)	each party shall promptly return or destroy any confidential information belonging to the other party, in accordance with the confidentiality provisions set out in this Agreement.

8.	Nature of relationship

1.	The parties are, and are intended to remain, independent of each other. In the performance of its duties and responsibilities under this Agreement the Consultant shall be and shall act solely as an independent consultant and nothing in this Agreement or in the relationship of the Company and the Consultant shall constitute or be construed to be or create any partnership or joint venture between the Company and the Consultant, or be construed to appoint or constitute the Consultant as a branch, agent, manager or employee of the Company for any purpose whatsoever.

2.	The Consultant shall bear exclusive responsibility for the payment of national insurance type contributions and for the discharge of any corporation/income tax or value added tax or similar liability (as applicable) arising out of or in connection with payments made by the Company to the Consultant under this Agreement.

9.	Anti-Bribery and Anti-Corruption Compliance

1.	The Consultant represents and warrants that he is familiar with the U.S. Foreign Corrupt Practices Act of 1977, as amended, (the “FCPA”), and the U.K. Bribery Act of 2010, (the “UKBA”), and the purposes of each of them.

2.	The Consultant represents and warrants that it is now in compliance with the laws of those countries where it operates, including all anti-bribery or anti-corruption laws, and undertakes that it will remain in compliance with such laws; that it is now in compliance with the FCPA, to the extent it is subject to the FCPA; that it is now in compliance with the UKBA, to the extent it is subject to the UKBA; that it will not make, offer or authorise any payment (direct or indirect) that would result in a violation of the FCPA or UKBA; and that no part of the payments received by it from the Company will be used for any purpose that could constitute a violation of the laws of the territories in which the Company operates, the FCPA or the UKBA.

10.	General

1.	The Neither Party shall not disclose Confidential Information to any Third Party and shall use Confidential Information only for purposes of the performance of the Services; provided that these restrictions shall not apply to disclosure required by a competent legal or regulatory authority or in relation to information that has become public other than through breach by either Party of these restrictions. This Clause 9.1 shall remain binding on the Consultant for a period of 24 months following the date of termination of this Agreement.

2.	Any and all intellectual property in any study, report or other work product prepared or produced by the Consultant in the performance of the Services shall be automatically assigned by the Consultant to the Company on payment of the fees payable hereunder in respect thereof.

3.	Neither party shall assign, transfer, sub-contract or in any other manner make over to any third party the benefit or burden of this Agreement without the prior written consent of the other party, save that the Company may assign, novate or otherwise transfer the benefit and/or burden of this Agreement to an Affiliate.

4.	Neither party shall be liable to the other in respect of indirect or consequential damages. The aggregate liability of either party hereunder, if any, shall not in any circumstances exceed an amount equivalent to the aggregate amount received by it hereunder by way of fees during the 6 month period prior to the date of the occurrence of the matter giving rise to the claim.

5.	The Company shall maintain in place business-related travel insurance to provide adequate cover for the Consultant when providing Services for the Company outside of the United States.

7.	The Company shall maintain in place Directors & Officers (D&O) insurance, which will cover all directors and officers of the Company.

8.	With effect from the Commencement Date this Agreement shall be the sole basis for the provision of professional services by the Consultant to the Company and supersedes any previous agreement that may exist between the parties.

9.	No amendment to this Agreement or any other agreement between the Company and the Consultant as to the terms of the provision of the Services shall be legally binding on either of them unless and until such amendment or agreement is confirmed in writing and duly signed by each of the parties.

10.	All notices, consents, waivers or other communications given under this Agreement shall be in writing and shall be given by personal delivery or, if sent within the UK, by recorded delivery. Notice given by personal delivery shall be delivered to the address of the relevant party as set forth above and shall be deemed to have been served at the time of delivery. Notice given by recorded delivery shall be delivered to the address of the relevant party as set forth above and deemed to have been served at the expiration of forty-eight (48) hours after postage. Each party may vary its address for service by notice as aforesaid.

11.	Governing Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of New Jersey, and the parties hereby submit to the exclusive jurisdiction of the courts of New Jersey.

12.	Compliance with Company Policies

The Consultant agrees to comply with all applicable policies and procedures of the Company as may be adopted or amended from time to time, including but not limited to the Company’s Insider Trading Policy and Regulation Fair Disclosure (Reg FD) Policy. The Consultant acknowledges that they have been provided access to such policies and understand their obligations thereunder. Any violation of these policies shall be considered a material breach of this Agreement and may result in immediate termination of this Agreement, in addition to any other remedies available to the Company.

IN WITNESS WHEREOF this Agreement has been executed by the parties on the date first

SIGNED

for and on behalf of

BLUE GOLD LIMITED

Name: Andrew Cavaghan

Position: Chief Executive Officer

Name: Sameer Salgar

Position: Advisory Board Member

SCHEDULE

Consultant	Sameer Salgar

Contacts	Company: Consultant:

Title	Advisory Board Member Blue Gold Limited

Reports To	CEO

Services	Responsibilities:

	1.	Provide strategic advice and introductions within the UAE that further the business development of Blue Gold.

	2.	The consultant shall also perform such other services as may be agreed between the parties from time to time.

Fees and Compensation	1.	Monthly Fee- In consideration for the Services provided under this Agreement, the Consultant shall be paid a fee of USD $10,000 per calendar month, payable each month upon receipt of a valid invoice.

	2.	Equity Compensation-The Consultant shall also be granted 10,000 ordinary shares.